CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated March 31, 2021, relating to the financial statements and financial highlights, which appear in each of the portfolio’s (as listed in Attachment I) Annual Report on Form N-CSR for the period ended January 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 27, 2021

sunAmerica Series Trust	Attachment I

SA AB Growth Portfolio (1)
SA AB Small & Mid Cap Value Portfolio (1)
SA BlackRock Multi-Factor 70/30 Portfolio (5)
SA BlackRock VCP Global Multi Asset Portfolio (2)
SA Columbia Technology Portfolio (1)
SA DFA Ultra Short Bond Portfolio (1)
SA Dogs of Wall Street Portfolio (1)
SA Emerging Markets Equity Index Portfolio (2)
SA Federated Hermes Corporate Bond Portfolio (1)
SA Fidelity Institutional AM® International Growth Portfolio (3)
SA Fidelity Institutional AM® Real Estate Portfolio (1)
SA Fixed Income Index Portfolio (2)
SA Fixed Income Intermediate Index Portfolio (2) SA Franklin BW U.S. Large Cap Value Portfolio (formerly SA Legg Mason BW Large Cap Value Portfolio) (1)
SA Franklin Small Company Value Portfolio (1) SA Franklin Tactical Opportunities Portfolio (formerly SA Legg Mason Tactical Opportunities Portfolio) (2)
SA Franklin U.S. Equity Smart Beta Portfolio (4)
SA Global Index Allocation 60/40 Portfolio (2)
SA Global Index Allocation 75/25 Portfolio (2)
SA Global Index Allocation 90/10 Portfolio (2)
SA Goldman Sachs Global Bond Portfolio (1)
SA Goldman Sachs Multi-Asset Insights Portfolio (2)
SA Index Allocation 60/40 Portfolio (2)
SA Index Allocation 80/20 Portfolio (2)
SA Index Allocation 90/10 Portfolio (2)
SA International Index Portfolio (2)
SA Invesco Growth Opportunities Portfolio (1)
SA Invesco Main Street Large Cap Portfolio (1)
SA Janus Focused Growth Portfolio (1)
SA JPMorgan Diversified Balanced Portfolio (1)
SA JPMorgan Emerging Markets Portfolio (1)
SA JPMorgan Equity-Income Portfolio (1)
SA JPMorgan Global Equities Portfolio (1)
SA JPMorgan MFS Core Bond Portfolio (1)
SA JPMorgan Mid-Cap Growth Portfolio (1)
SA Large Cap Growth Index Portfolio (2)
SA Large Cap Index Portfolio (2)
SA Large Cap Value Index Portfolio (2)
SA MFS Blue Chip Growth Portfolio (1)
SA MFS Massachusetts Investors Trust Portfolio (1)
SA MFS Total Return Portfolio (1)
SA Mid Cap Index Portfolio (2)
SA Morgan Stanley International Equities Portfolio (1)
SA PIMCO RAE International Value Portfolio (1)
SA PIMCO VCP Tactical Balanced Portfolio (2)
SA PineBridge High-Yield Bond Portfolio (1)
SA Putnam International Growth and Income Portfolio (1)
SA Schroders VCP Global Allocation Portfolio (2)
SA Small Cap Index Portfolio (2)
SA T. Rowe Price Asset Allocation Growth Portfolio (2)
SA T. Rowe Price VCP Balanced Portfolio (2)
SA VCP Dynamic Allocation Portfolio (2)
SA VCP Dynamic Strategy Portfolio (2)
SA VCP Index Allocation Portfolio (2)
SA WellsCap Aggressive Growth Portfolio (1)

(1)

The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2021, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period ended January 31, 2021, including the related notes, and the financial highlights for each of the five years in the period ended January 31, 2021

(2)

The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2021, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period ended January 31, 2021, including the related notes, and the financial highlights for each of the periods indicated therein

(3)

The statement of assets and liabilities, including the portfolio of investments, as of January 31, 2021, the related statement of operations for the year then ended, the statement of changes in net assets, including the related notes, and the financial highlights for the year ended January 31, 2021 and for the period May 1, 2019 (commencement of operations) through January 31, 2020

(4)

The statement of assets and liabilities, including the portfolio of investments, as of January 31, 2021, the related statement of operations for the year then ended, the statement of changes in net assets, including the related notes, and the financial highlights for the year ended January 31, 2021 and for the period October 7, 2019 (commencement of operations) through January 31, 2020

(5)

The statement of assets and liabilities, including the portfolio of investments, as of January 31, 2021, the related statements of operations and changes in net assets, including the related notes, and the financial highlights for the period October 13, 2020 (commencement of operations) through January 31, 2021

3